UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

As previously disclosed in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, Del Monte Corporation (“DMC”) is a defendant in an action brought by Kal Kan Foods, Inc., in the U.S. District Court for the Central District of California on December 19, 2001. The plaintiff alleged infringement of U.S. Patent No. 6,312,746 (the “746 Patent”). Specifically, the plaintiff alleged that the technology used in the production of Pounce Purr-fections, Pounce Delectables, Snausages Scooby Snack Stuffers, Meaty Bones Savory Bites and certain other pet treats infringes the 746 Patent.

The plaintiff is seeking compensatory damages in the amount of $2.3 million for alleged infringement of its patent and a permanent injunction against further sales of products made with the allegedly infringing technology. In addition, the plaintiff is seeking the award of treble damages and attorneys’ fees for alleged willful infringement of its patent. DMC has an opinion of counsel which stated that the products at issue did not infringe the 746 Patent, and accordingly, at this time, DMC believes it has strong defenses to the allegation of willfulness.

In a ruling served on January 25, 2005, the court granted the plaintiff’s motion for summary judgment and ruled that DMC infringed the plaintiff’s patent. Although the court’s opinion omitted any reference to DMC’s defense that the plaintiff’s patent is invalid and ordered that the case proceed to trial on the issue of damages, DMC intends to vigorously assert its defense that the plaintiff’s patent is invalid. Nevertheless, should DMC be found liable for damages, the Company currently believes that any compensatory damages or injunctive relief which would be awarded would not have a material effect on DMC’s cash flows. Net sales of Pounce Purr-fections, Pounce Delectables, Snausages Scooby Snack Stuffers, Meaty Bones Savory Bites products in fiscal 2005 are expected to be insignificant in light of the Company’s total expected net sales.

This case remains set for trial on February 22, 2005.

This Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time hereof. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report include statements related to the litigation described in this Current Report, including the defenses available to DMC in the litigation and the expected impact of compensatory damages or injunctive relief, as well as the fiscal 2005 expected net sales of Pounce Purr-fections, Pounce Delectables, Snausages Scooby Snack Stuffers, Meaty Bones Savory Bites. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. A number of factors, including without limitation future decisions of the court, the jury or the appellate court and factors affecting the Company such as those described in the Company’s filings with the SEC from time to time, may affect the litigation, its outcome or its expected effect as well as such expected net sales. The Company does not undertake to update any forward-looking statements in light of new information or future events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 25, 2005	By:	/s/ Thomas E. Gibbons
		Name:	Thomas E. Gibbons
		Title:	Senior Vice President and Treasurer